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                                                                    EXHIBIT 99.3

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Softool Corporation:

     We have audited the combined and consolidated statements of operations, shareholders' equity and cash flows of SOFTOOL CORPORATION (a California corporation) AND SUBSIDIARIES AND SOFTOOL INTERNATIONAL CORPORATION (a California corporation) for the year ended December 31, 1994 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Softool Corporation and Subsidiaries and Softool International Corporation for the year ended December 31, 1994 in conformity with generally accepted accounting principles.


                              Arthur Andersen LLP

Los Angeles, California
  August 29, 1995 (except with respect to
  the matter discussed in Note 14, as to
  which the date is November 17, 1995).